UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2006

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3585 Monroe Street

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 579-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On September 15, 2006, Extreme Networks, Inc. (the “Company”) announced that its Board of Directors appointed a special committee to review the company’s historical practices for stock option grants and the accounting for option grants. As a result of the ongoing investigation, the Company will delay filing its Form 10-K for the year ended July 2, 2006.

The Company also announced that had earlier received and responded to an informal inquiry letter from the Securities and Exchange Commission requesting that the Company voluntarily provide documents related to the same subject matter and that the Company was cooperating with such request.

A copy of the press release regarding these matters is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements; Exhibits

(d) Exhibits

Exhibit No.	Exhibit
99.1	Press release dated September 15, 2006 announcing initiation of independent investigation into stock option grants and delay in filing Form 10-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2006	EXTREME NETWORKS, INC.

	By:	/s/ Michael J. Palu
Michael J. Palu
Acting Chief Financial Officer